Exhibit 3.173

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES STATELINE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2003, AT 10:41 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “STATELINE DISPOSAL SERVICES, LLC” TO “ADVANCED DISPOSAL SERVICES STATELINE, LLC”, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2008, AT 3:54 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES STATELINE, LLC”.

3736407 8100H

121188350

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957587

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

STATELINE DISPOSAL SERVICES, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Stateline Disposal Services, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 5th day of December, 2003.

Michael A. Wodrich

Authorized Person of Company

State of Delaware

Secretary of State

Division of Corporations

Delivered 10:43 AM 12/08/2003

Filed 10:41 AM 12/08/2003

SRV 030784006-3736407 FILE

State of Delaware

Secretary of State

Division of Corporations

Delivered 04:04 PM 02/19/2008

Filed 04:04 PM 02/19/2008

SRV 080182354-3736407 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

STATELINE DISPOSAL SERVICES, LLC

Pursuant to the provisions of Section 18-202 of the Delaware Statutes, the undersigned, being the sole Member of Stateline Disposal Services, LLC (the “Company”), a limited liability company existing under the laws of the State of Delaware, does hereby state:

1. The name of the limited liability company is Stateline Disposal Services, LLC.

2. The amendment adopted is an amendment to Article I of the Certificate of Formation of this Company deleting such paragraph in its entirety and replacing it as follows:

“ARTICLE I - NAME

The name of this limited liability company is Advanced Disposal Services Stateline, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned Member has executed this Certificate of Amendment this 19th day of February, 2008.

ADVANCED DISPOSAL SERVICES, INC.

By:
Christian B. Mills
Vice President — General Counsel

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